UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2024

Ouster, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39463	86-2528989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Treat Avenue

San Francisco, California 94110

(Address of principal executive offices) (Zip Code)

(415) 949-0108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OUST	New York Stock Exchange
Warrants to purchase common stock	OUST WS	New York Stock Exchange
Warrants to purchase common stock expiring 2025	OUST WSA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 13, 2024, the parties to the previously disclosed securities class action lawsuit entitled Moradpour v. Velodyne Lidar, Inc., et al., No. 3:21-cv01486-SI (N.D. Cal.) filed a stipulation of settlement to settle this lawsuit, without any admission or concession of wrongdoing or liability by Velodyne Lidar, Inc. (“Velodyne”) or the individual defendants. The settlement is subject to, among other things, final documentation and court approval.

The proposed settlement provides for a payment of $27.5 million, of which we expect approximately $23.375 million to be funded by insurance proceeds. Ouster, Inc. (“Ouster”) expects to record an accrual of approximately $4.125 million for the proposed settlement in its fourth fiscal quarter of fiscal year 2023. Defendants entered into the proposed settlement to eliminate the uncertainty, burden, distraction, and expense of further protracted litigation. Defendants continue to deny all claims and allegations in the litigation, including but not limited to any claims of wrongdoing or impropriety, and the proposed settlement does not constitute, contain or reflect any admission of wrongdoing or liability by Velodyne, the individual defendants, or Ouster.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “may,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and the negative of these terms and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than historical facts, including statements regarding the disposition of the Moradpour lawsuit, the proposed settlement and related insurance coverage and the Company’s anticipated accrual related to the settlement constitute forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, but not limited to, the important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 and as are further updated from time to time in the Company’s other filings with the SEC. Readers are urged to consider these factors carefully and in the totality of the circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this Current Report on Form 8-K. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ouster, Inc.

Date: March 14, 2024	By:	/s/ Megan Chung
	Name:	Megan Chung
	Title:	General Counsel and Corporate Secretary